March 2008
Filed pursuant to Rule 433 dated March 14, 2008
Relating to Preliminary Pricing Supplement No. 549 dated March 13, 2008
To Registration Statement No. 333-131266

STRUCTURED INVESTMENTS
Opportunities in Commodities

Buffered Leveraged Securities due March  , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities
The Buffered Leveraged Securities offer leveraged exposure to a weighted basket composed of the Dow Jones–AIG Commodity Index and six physical commodities.  The initial “strike prices” of these basket commodities reflect the estimated five year forward price of the commodity index and each of the physical commodities for delivery on the valuation date.  Consequently, the investment allows investors to capture enhanced returns only if the actual prices for the basket commodities on the valuation date are higher on the valuation date than the current five year forward price as determined by the calculation agent on the pricing date.  At maturity, an investor will receive an amount in cash that may be more than, equal to or less than the principal amount based upon the performance on the valuation date of the underlying basket commodities relative to their current estimated five year forward prices.
SUMMARY TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Maturity date:	March , 2013
Original issue price:	$1,000 per Buffered Leveraged Security
Stated principal amount:	$1,000 per Buffered Leveraged Security
Pricing date:	March , 2008
Original issue date:	March , 2008 (5 business days after the pricing date)
Interest:	None
Basket:	Basket Commodity	Basket Weighting
	Dow Jones–AIG Commodity Index (the “commodity index”)	60%
	Natural Gas	8%
	High Grade Primary Aluminum (“aluminum”)	7%
	Soybean–CBOT (“soybeans”)	7%
	Cotton No. 2–NYBOT (“cotton”)	6%
	Gold	6%
	Sugar–NYBOT (“sugar”)	6%
Payment at maturity per Buffered Leveraged Security:
If the basket percent increase is greater than 0%:
$1,000 + ($1,000 x leverage factor x basket percent increase)
If the basket performance factor is less than or equal to 100% but greater than or equal to 85%:
$1,000
If the basket performance factor is less than 85%:
$1,000 x basket performance factor + $150
This amount will be less than or equal to the $1,000 stated principal per Buffered Leveraged Security.  Under no circumstances will the Buffered Leveraged Securities pay less than $150 at maturity.

Leverage factor:	130% to 145%. The actual leverage factor will be determined on the pricing date.
Basket percent increase:
The sum of the products of (i) the final price for each basket commodity minus the strike price for such basket commodity divided by the strike price for such basket commodity times (ii) the basket weighting for such basket commodity.

Basket performance factor:
The sum of the products of (i) the final basket commodity price for each basket commodity divided by the strike price for such basket commodity times (ii) the basket weighting for such basket commodity.

Basket commodity price:	The basket commodity price on any date will equal the price for that basket commodity as set out under “Fact Sheet – Basket commodity price” on page 6 hereof.
Strike price:
For each basket commodity, the related basket commodity price on the pricing date plus or minus  the applicable spread for that basket commodity. The spread may be positive or negative and will be determined by the calculation agent on the pricing date.  The strike price for a basket commodity will be based on the estimated forward price of that basket commodity for delivery on the valuation date and will therefore reflect the current market expectation of what the basket commodity price for that basket commodity will be on the valuation date.  Therefore, in order for an investor to receive more than the stated principal amount per Buffered Leveraged Security at maturity, the basket commodities, as weighted, will have to outperform current five year market expectations.

Final price:	The final price for each basket commodity will be the basket commodity price for that basket commodity on the valuation date.
Valuation date:	March , 2013, subject to adjustment for market disruption events.
Maximum payment at maturity:	There will be no maximum payment at maturity on the Buffered Leveraged Securities.
Listing:	The Buffered Leveraged Securities will not be listed on any securities exchange.
CUSIP:	6174464R7
Agent:	Morgan Stanley & Co. Incorporated
Calculation agent:	Morgan Stanley Capital Group Inc.
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per Buffered Leveraged Security	$1,000	$	$
Total	$	$	$
(1)  For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement describing this offering.
YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE PRELIMINARY PRICING SUPPLEMENT DESCRIBING THIS OFFERING, AND THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.
Preliminary Pricing Supplement No. 549 dated March 13, 2008     Amendment No. 1 to the Prospectus Supplement dated July 24, 2007
Prospectus dated January 25, 2006
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Investment Overview

The Buffered Leveraged Securities due March    , 2013, Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities, which we refer to as the Buffered Leveraged Securities, can be used:

▪
To provide exposure to the performance of the basket of commodities relative to the current 5 year market expectations for each basket commodity, enhanced by the leverage factor and with unlimited appreciation potential

▪	To gain access to commodities as an asset classes and provide portfolio diversification from traditional fixed income/equity investments

▪	To provide protection against underperformance against current five year market expectations by 15% or less

▪
If the final prices of the basket commodities, as weighted in the basket, decline below their respective strike prices by more than 15%, you will be exposed on a 1:1 basis for the entire decline below 15%, and you will receive a payment at maturity per Buffered Leveraged Security of less than the stated principal amount of $1,000, subject to the minimum payment at maturity of $150 per Buffered Leveraged Security.

Maturity:	5 years
Leverage Factor:	130% to 145%, to be determined on the pricing date
Coupon:	None
Maximum Payment at Maturity:	None
Buffer Amount:	15%

Basket Overview

The basket is a weighted basket consisting of the Dow Jones-AIG Commodity Index and six physical commodities that measures the combined performance of the basket commodities.

Basket Commodity	Basket Weighting
Commodity Index	60%
Natural Gas	8%
Aluminum	7%
Soybeans	7%
Cotton	6%
Gold	6%
Sugar	6%

The strike price for each basket commodity will equal the price for that basket commodity on the pricing date and the applicable spread for that basket commodity.

The spread for each basket commodity may be positive or negative, will be determined by the calculation agent on the pricing date and will be based on the difference between the current price of the basket commodity and the estimated forward price for the applicable basket commodity for delivery on the valuation date.

The forward price for a commodity generally represents the price a market participant would agree today to pay for a commodity to be delivered at a certain point in time in the future. As a result, the spread will reflect the difference between the current price of a basket commodity and the current five year market expectation of what the price of that basket commodity will be on the valuation date.  Consequently, the sum of the performances of the basket commodities as weighted in the basket must exceed current five year market expectations over the term of the Buffered Leveraged Securities before you will receive at maturity more than the $1,000 stated principal amount per Buffered Leveraged Security.

March 2008	Page 2

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Historical Basket Performance January 1, 1998 through March 10, 2008

The graph sets forth the historical “spot price” (the basket commodity price of each basket commodity as set out in “Basket commodity price” on page 6 hereof) performance of the basket, assuming that each of the basket commodities is weighted as described above.  The graph covers the period from January 1, 1998 through March 10, 2008 and illustrates the effect of the offset and/or correlation among the basket commodities during such period.  The graph is based on unadjusted commodities “spot prices” and does not reflect any spreads that will be added or subtracted from the strike price for each basket commodity on the pricing date, nor does it take into account the leverage factor or in any way attempt to show your expected return on an investment in the Buffered Leveraged Securities.  The historical performance of the basket and of the basket commodities should not be taken as an indication of their future performance.

March 2008	Page 3

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Key Investment Rationale

This 5 year investment offers 130% to 145% leveraged upside exposure to any performance of the basket commodities, as weighted in the basket, that exceeds the current five year market expectation as reflected by the strike prices for each basket commodity based on the current five year forward price for the basket commodities for delivery on the valuation date, and provides a specified level of protection against a loss of principal in the event the basket commodities, as weighted in the basket, underperform current market expectations by 15% or less over the term of the Buffered Leveraged Securities.

Leverage Performance
The Buffered Leveraged Securities offer investors an opportunity to capture enhanced returns if the performance of the basket commodities, as weighted in the basket, exceeds the strike prices for each basket commodity based on the current estimated five year forward price for the basket commodities for delivery on the valuation date.

Access
Exposure to the performance of a weighted basket consisting of the Dow Jones-AIG Commodity Index and six physical commodities compared to the current estimated five year forward prices for each of the basket commodities for delivery on the valuation date.

Payment Scenario 1
The final prices for the basket commodities, as weighted in the basket, are greater than the respective strike price, and, at maturity, the Buffered Leveraged Securities return the $1,000 stated principal amount plus 130% to 145% of the positive performance of the basket commodities, as weighted in the basket.  There is no maximum payment at maturity on the Buffered Leveraged Securities.  The actual leverage factor will be determined on the pricing date.

Payment Scenario 2
The final prices for the basket commodities, as weighted in the basket, are less than the respective strike prices by 15% or less, and, at maturity, the Buffered Leveraged Securities redeem for the stated principal amount of $1,000 per Buffered Leveraged Security

Payment Scenario 3
The final prices for the basket commodities, as weighted in the basket, are less than the respective strike prices by more than 15% and, at maturity, the Buffered Leveraged Securities redeem for less than the stated principal amount by an amount proportionate to the decline of the basket commodities, as weighted in the basket, below the buffer amount of 15%, subject to the minimum payment at maturity of $150 per Buffered Leveraged Security.

Summary of Selected Key Risks (see page 13)

▪	Structure Related Risks

o
Buffered Leveraged Securities do not pay interest and do not guarantee return of principal.   If the final prices of the basket commodities, as weighted in the basket, have declined from their respective strike price by more than 15%, at maturity, the Buffered Leveraged Securities will redeem for less than the stated principal amount by an amount proportionate to the decline below 15%.  There is no guaranteed return of principal.

o	The strike price of each basket commodity is based on the estimated five year forward price of that basket commodity for delivery on the valuation date.

o	Changes in the price of one or more of the basket commodities may offset each other.

o	Not equivalent to investing in the basket or the basket commodities.

o	U.S. federal income tax consequences of an investment in the Buffered Leveraged Securities are uncertain.

March 2008	Page 4

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

▪	Commodity Related Risks

o	Commodities prices are volatile and may change unpredictably, affecting the value of the Buffered Leveraged Securities.

o	Adjustments to the commodity index could adversely affect the value of the Buffered Leveraged Securities

o	Specific commodities prices are volatile and are affected by numerous factors specific to each market

o	Suspension or disruptions of market trading in the basket commodities may adversely affect the value of the Buffered Leveraged Securities.

▪	Secondary Market Related Risks

o	Market price of the Buffered Leveraged Securities may be influenced by many unpredictable factors.

o
The Buffered Leveraged Securities will not be listed.  Secondary trading may be limited and you could receive less, and possibly significantly less, than the stated principal amount per Buffered Leveraged Security if you try to sell your Buffered Leveraged Securities prior to maturity.

o	Inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

o	Hedging and trading activity could potentially affect the value of the Buffered Leveraged Securities.

▪	Other Risks

o	Economic interests of the calculation agent may be potentially adverse to investor interests.

o	Credit risk to Morgan Stanley.

March 2008	Page 5

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Fact Sheet

The Buffered Leveraged Securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the preliminary pricing supplement, the prospectus supplement and the prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of Buffered Leveraged Securities that the investor holds, an amount in cash that may be more than, equal to or less than the stated principal amount based upon the performance of the basket in relation to the strike prices of each of the basket commodities, which are based on the five year forward prices for the basket commodities.  The Buffered Leveraged Securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
March , 2008	March , 2008 (5 business days after the pricing date)	March , 2013
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Original issue price:	$1,000 per Buffered Leveraged Security
Stated principal amount:	$1,000 per Buffered Leveraged Security
Interest:	None
Basket:	Basket Commodity	Basket Weighting
	Dow Jones–AIG Commodity Index (the “commodity index”)	60%
	Natural Gas	8%
	High Grade Primary Aluminum (“aluminum”)	7%
	Soybean–CBOT (“soybeans”)	7%
	Cotton No. 2–NYBOT (“cotton”)	6%
	Gold	6%
	Sugar–NYBOT (“sugar”)	6%

Payment at maturity per Buffered Leveraged Security:
If the basket percent increase is greater than 0%:
$1,000 + ($1,000 x leverage factor x basket percent increase)
If the basket performance factor is less than or equal to 100% but greater than or equal to 85%:
$1,000
If the basket performance factor is less than 85%:
$1,000 x basket performance factor + $150
This amount will be less than or equal to the $1,000 stated principal per Buffered Leveraged Security.  Under no circumstances will the Buffered Leveraged Securities pay less than $150 at maturity.

Leverage factor:	130% to 145%. The actual leverage factor will be determined on the pricing date.
Basket percent increase:
The sum of the products of (i) the final price for each basket commodity minus the strike price for such basket commodity divided by the strike price for such basket commodity times (ii) the basket weighting for such basket commodity.

Basket performance factor:	The sum of the products of (i) the final price for each basket commodity divided by the strike price for such basket commodity times (ii) the basket weighting for such basket commodity.
Basket commodity price:
The basket commodity price on any date will equal:
commodity index:  the official settlement price of the commodity index published by Dow Jones & Company, Inc. in conjunction with AIG Financial Products Corp.
natural gas:  the official settlement price per million British Thermal Units of natural gas on the NYMEX of the first nearby month futures contract, stated in U.S. dollars, as made public by the NYMEX aluminum:  the official cash offer price per ton of high grade primary aluminum on the London Metals Exchange (the “LME”) for the spot market, stated in U.S. dollars, as determined by the LME soybeans:  the official settlement price per bushel of deliverable grade soybeans on the Chicago Board of Trade (“CBOT”) of the first nearby month futures contract (or, in the case of any date within 14 calendar days of the last trading day of the nearby month futures contract, the second nearby futures contract), stated in U.S. cents, as made public by the CBOT cotton:  the official settlement price per pound of deliverable grade cotton on the New York Board of Trade (“NYBOT”) of the first nearby month futures contract (or, in the case of any date within 16 calendar days of the last trading day of the nearby month futures contract, the second nearby futures contract), stated in U.S. cents, as made public by the NYBOT gold:  the afternoon gold fixing price per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LBMA.
sugar:  the official settlement price per pound of deliverable grade sugar cane on the NYBOT of the first nearby month futures contract (or, in the case of any date within 14 calendar days of the last trading day of the nearby month futures contract, the second nearby futures contract), stated in U.S. cents, as made public by the NYBOT

March 2008	Page 6

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Strike price:
For each basket commodity, the related basket commodity price on the pricing date plus or minus the applicable spread for that basket commodity. The spread may be positive or negative and will be determined by the calculation agent on the pricing date.
The strike price for a basket commodity will be based on the estimated forward price of that basket commodity for delivery on the valuation date and will therefore reflect the current five year market expectation of what the basket commodity price for that basket commodity will be on the valuation date.  Therefore, in order for an investor to receive more than the stated principal amount per Buffered Leveraged Security at maturity, the basket commodities, as weighted, will have to outperform current five year market expectations.

Final price:	The final price for each basket commodity will be the basket commodity price for that basket commodity on, which we refer to as the valuation date.
Valuation date:	March , 2013, subject to adjustment for certain market disruption events.
Maximum payment at maturity:	There will be no maximum payment at maturity on the Buffered Leveraged Securities.
Risk factors:	Please see “Risk Factors” on page 13

General Information
Listing:	The Buffered Leveraged Securities will not be listed on any securities exchange.
CUSIP:	6174464R7
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Buffered Leveraged Securities offered under this document and is superseded by the following discussion.

Although the issuer believes that, under current law, each Buffered Leveraged Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Leveraged Securities.

Assuming this characterization of the Buffered Leveraged Securities is respected, the following U.S. federal income tax consequences should result based on current law:
▪ A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Leveraged Securities prior to maturity, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the Buffered Leveraged Securities at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Leveraged Securities.  Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered Leveraged Securities for more than one year.

On December 7, 2007, Treasury and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Leveraged Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Leveraged Securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the Buffered Leveraged Securities should read the discussion under “Risk Factors ¯ Structure Specific Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying pricing supplement (together the “Tax Disclosure Sections”) and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Leveraged Securities, including possible alternative treatments and the issues presented by this notice.

Trustee:	The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley Capital Group Inc. (“MCSG”)

March 2008	Page 7

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Use of proceeds and hedging:
The net proceeds we receive from the sale of the Buffered Leveraged Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Buffered Leveraged Securities through one or more of our subsidiaries.
On or prior to the pricing date, we, through our subsidiaries or others, will hedge our anticipated exposure in connection with the Buffered Leveraged Securities by taking positions in the basket commodities and the commodities that underlying the commodity index, futures or options contracts on the basket commodities and the commodities that underlying the commodity index, futures or options contracts on the basket commodities or the commodities underlying the commodity index listed on major securities markets or positions in any other available instruments that we may wish to use in connection with such hedging activities, including on the averaging dates.  Such hedging activity could potentially increase the prices of the basket commodities on the pricing date, and therefore the prices at which the basket commodities must close on the valuation date before investors would receive at maturity a payment that exceeds the principal amount of the Buffered Leveraged Securities.
In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Buffered Leveraged Securities.  We cannot give any assurance that our hedging activities will not affect the price of the basket commodities and, therefore, adversely affect the value of the Buffered Leveraged Securities or the payment you will receive at maturity.

ERISA:	See “ERISA Matters for Pension Plans and Insurance Companies” in the accompanying preliminary pricing supplement
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the Buffered Leveraged Securities.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and the prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

March 2008	Page 8

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

How the Buffered Leveraged Securities Work

Hypothetical Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered Leveraged Securities based on the following terms:

Stated principal amount:	$1,000
Buffer amount:	15%
Hypothetical leverage factor:	137.5%

Buffered Leveraged Securities Payoff Diagram

How it works

▪
If the final prices of the basket commodities, as weighted in the basket, are greater than the respective strike prices, investors will receive the stated principal amount of $1,000 plus 130% to 145% of the performance of the weighted basket commodities above their respective strike prices.

▪
If the final prices of the basket commodities, as weighted in the basket, are less than the respective strike prices by 15% or less, investors will receive the $1,000 stated principal amount at maturity.

▪
If the final prices of the basket commodities, as weighted in the basket, are less than the respective strike prices by more than 15%, investors will receive an amount less than or equal to $1,000 times the basket performance factor plus $150, which will be an amount less than the $1,000 stated principal amount per Buffered Leveraged Security.

The strike price for each basket commodity will equal the price for that basket commodity on the pricing date and the applicable spread for that basket commodity.

The spread for each basket commodity (i) will be positive or negative, (ii) will be determined by the calculation agent on the pricing date and (iii) will be based on the difference between the current basket commodity price of the basket commodity and the estimated five year forward price for the applicable basket commodity for delivery on the valuation date.

The forward price for a commodity generally represents the price a market participant would agree today to pay for a commodity to be delivered at a certain point in time in the future. As a result, the spread will reflect the difference between the current price of a basket commodity and the current market expectation of what the price of that basket commodity will be on the valuation date.  Consequently, the sum of the performances of the basket commodities as weighted in the basket must exceed current five year market expectations over the term of the Buffered Leveraged Securities before you will receive at maturity more than the $1,000 stated principal amount per Buffered Leveraged Security.

March 2008	Page 9

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Hypothetical Payouts on the Buffered Leveraged Securities

At maturity, investors will receive for each $1,000 stated principal amount of Buffered Leveraged Securities that they hold an amount in cash based upon the performance of the basket commodities relative to the current five year market expectation of such performance as reflected by the estimated five year forward price for such basket commodities.

Presented below are three examples showing how the payout on the Buffered Leveraged Securities is calculated based on hypothetical strike prices and final prices for each basket commodity.  Strike prices and final prices used in the examples below are hypothetical and do not reflect the actual prices of the basket commodities.

Example 1: The basket percent increase is positive

Hypothetical leverage factor = 137.5%

Basket Commodity	Basket Weighting	Hypothetical Strike Price	Hypothetical Final Price	Basket Commodity Performance
Commodity Index	60%	200.00	220.00	+10%
Natural Gas	8%	$9.00	$9.90	+10%
Aluminum	7%	$3,000	$3,300	+10%
Soybeans	7%	1,400¢	1,540¢	+10%
Cotton	6%	80.00¢	88.00¢	+10%
Gold	6%	$900	$990	+10%
Sugar	6%	13.00¢	14.30¢	+10%

Basket percent increase = Sum of the products for each basket commodity of (i) the final price minus the strike price divided by the strike price and (ii) the applicable basket weighting

[(final commodity index price – commodity index strike price) / commodity index strike price] x 60%, plus

[(final natural gas price – natural gas strike price) / natural gas strike price] x 8%, plus

[(final aluminum price – aluminum strike price) / aluminum strike price] x 7%, plus

[(final soybeans price – soybeans strike price) / soybeans strike price] x 7%, plus

[(final cotton price – cotton strike price) / cotton strike price] x 6%, plus

[(final gold price – gold strike price) / gold strike price] x 6%, plus

[(final sugar price – sugar strike price) / sugar strike price] x 6%

So, using the hypothetical prices above,

[(220– 200) / 200] x 60%  = 6%, plus

[($9.90 – $9.00) / $9.00] x 8% = 0.8%, plus

[($3,300 – $3,000) / $3,000] x 7% = 0.7%, plus

[(1,540¢ – 1,400¢) / 1,400¢] x 7%  = 0.7%, plus

[(88.00¢ – 80.00¢) / 80.00¢] x 6% = 0.6%, plus

[($990 – $900) / $900] x 6% = 0.6%, plus

[(14.30¢ – 13.00¢) / 13.00¢] x 6%  = 0.6%

equals

Basket percent increase   =   10%

Payment at maturity = $1,000 + leverage upside payment

Leverage upside payment =

$1,000 x basket percent increase x leverage factor = $1,000 x 10% x 137.5% = $137.50

Payment at maturity per Buffered Leveraged Security = $1,137.50

March 2008	Page 10

Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Example 2: The basket performance factor is less than 100%, but greater than or equal to 85%

Basket Commodity	Basket Weighting	Hypothetical Strike Price	Hypothetical Final Price	Basket Commodity Performance
Commodity Index	60%	200.00	190.00	-5%
Natural Gas	8%	$9.00	$8.55	-5%
Aluminum	7%	$3,000	$2,850	-5%
Soybeans	7%	1,400¢	1,330¢	-5%
Cotton	6%	80.00¢	76.00¢	-5%
Gold	6%	$900	$855	-5%
Sugar	6%	13.00¢	12.35¢	-5%

Basket performance factor = Sum of the products for each basket commodity of (i) the final price divided by the strike price and (ii) the applicable basket weighting

[final commodity index price / commodity index strike price] x 60%, plus

[final natural gas price / natural gas strike price] x 8%, plus

[final aluminum price / aluminum strike price] x 7%, plus

[final soybeans price / soybeans strike price] x 7%, plus

[final cotton price / cotton strike price] x 6%, plus

[final gold price / gold strike price] x 6%, plus

[final sugar price / sugar strike price] x 6%

So, using the hypothetical prices above,

[190 / 200] x 60%  = 57%, plus

[$8.55 / $9.00] x 8% = 7.6%, plus

[$2,850 / $3,000] x 7% = 6.65%, plus

[1,330¢ / 1,400¢] x 7%  = 6.65%, plus

[76.00¢ / 80.00¢] x 6% = 5.7%, plus

[$855 / $900] x 6% = 5.7%, plus

[12.35¢ / 13.00¢] x 6%  = 5.7%

equals

Basket performance factor = 95%

Because the basket performance factor is less than or equal to 100% but greater than or equal to 85%, investors will receive a payment at maturity per Buffered Leveraged Security equal to the $1,000 stated principal amount

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Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Example 3: The basket performance factor is less than 85%

Basket Commodity	Basket Weighting	Hypothetical Strike Price	Hypothetical Final Price	Basket Commodity Performance
Commodity Index	60%	200.00	120.00	-40%
Natural Gas	8%	$9.00	$9.09	+1%
Aluminum	7%	$3,000	$3,030	+1%
Soybeans	7%	1,400¢	1,414¢	+1%
Cotton	6%	80.00¢	80.80¢	+1%
Gold	6%	$900	$909	+1%
Sugar	6%	13.00¢	13.13¢	+1%

Basket performance factor = Sum of the products for each basket commodity of (i) the final price divided by the strike price and (ii) the applicable basket weighting

[final Commodity Index price / Commodity Index strike price] x 60%, plus

[final natural gas price / natural gas strike price] x 8%, plus

[final aluminum price / aluminum strike price] x 7%, plus

[final soybeans price / soybeans strike price] x 7%, plus

[final cotton price / cotton strike price] x 6%, plus

[final gold price / gold strike price] x 6%, plus

[final sugar price / sugar strike price] x 6%

So, using the hypothetical prices above,

[120.00 / 200.00] x 60%  = 36.0%, plus

[$9.09 / $9.00] x 8% = 8.08%, plus

[$3,030 / $3,000] x 7% = 7.07%, plus

[1,414¢ / 1,400¢] x 7%  = 7.07%, plus

[80.80¢ / 80.00¢] x 6% = 6.06%, plus

[$909 / $900] x 6% = 6.06%, plus

[13.13¢ / 13.00¢] x 6%  = 6.06%

equals

Basket performance factor = 76.4%

Payment at maturity per Buffered Leveraged Security =

$1,000 x basket performance factor + $150 = $1,000 times 76.4% plus $150 = $914

In Example 3 above, the final prices of each of the basket commodities other than the Commodity Index (with a combined basket weight of 40%) are higher than their respective strike prices by 1%, but the final price of the Commodity Index is lower by 40%.  Accordingly, although the performances of all of the basket commodities other than the Commodity Index are positive, their positive performances are more than offset by the negative performance of the Commodity Index.  Therefore, the basket performance factor is less than 85% and, under this scenario, the Buffered Leveraged Securities will redeem for less than the stated principal amount by an amount proportionate to the negative performance of the basket below 85%.

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Buffered Leveraged Securities due March , 2013
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Risk Factors

The Buffered Leveraged Securities are a financial instrument that is suitable only for investors who are capable of understanding the complexities and risks specific to the instrument.  Accordingly, investors should consult with their own financial and legal advisors as to the risks entailed by an investment in the Buffered Leveraged Securities and the suitability of such investment in light of an investor’s particular circumstances.  The following is a non-exhaustive list of certain key risk factors for investors in the Buffered Leveraged Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement, prospectus supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the Buffered Leveraged Securities.

Structure Specific Risk Factors

▪
Buffered Leveraged Securities do not pay interest or guarantee the return of 100% of principal.  The terms of the Buffered Leveraged Securities differ from those of ordinary debt securities in that we will not pay you interest on the Buffered Leveraged Securities or guarantee to pay you the stated principal amount of the Buffered Leveraged Securities at maturity.  Instead, at maturity you will receive for each $1,000 stated principal amount of Buffered Leveraged Securities that you hold an amount in cash based upon the basket percent increase or the basket performance factor.  If the basket performance factor is less than 85%, you will receive an amount in cash at maturity that is less than the $1,000 stated principal amount of each Buffered Leveraged Security, and will be an amount proportionate to the decrease in the value of the basket below 85% as expressed by the basket performance factor.  See “Hypothetical Payouts on the Buffered Leveraged Securities at Maturity” on PS–9.

▪
The strike price of each basket commodity is based on the forward price of that basket commodity for delivery on the valuation date.  The strike price for each basket commodity will be the sum of the price for that basket commodity on the pricing date and the applicable spread for that basket commodity.  The spread will be positive or negative and will be based on the difference between the current basket commodity price of the basket commodity and the estimated five year forward price of that basket commodity for delivery on the valuation date.  The forward price for a commodity generally represents the price a market participant would agree today to pay for a commodity to be delivered at a certain point in time in the future.  Consequently, the strike price for each basket commodity will be based on the current five year market expectation of what the price for that basket commodity will be on the valuation date.  Because the payout on the Buffered Leveraged Securities is based on the sum of the percentage differences for each basket commodity between the final price and the strike price, taking into account basket weighting, a majority by weight of the basket commodities will have to outperform current five year market expectations over the term of the Buffered Leveraged Securities before investors will receive a payment at maturity greater than the $1,000 stated principal amount per Buffered Leveraged Security.

The spread for each basket commodity will be positive or negative and will be determined on the pricing date.  If the spread for a basket commodity is positive, the final price for that basket commodity must increase by the amount of the spread or more in order for that basket commodity to have a positive performance on the valuation date.

If the spread for a basket commodity is negative, that basket commodity will have a positive performance if the final price for that basket commodity decreases by less than the spread on the valuation date.  However, while a negative spread for a basket commodity will mean that the basket commodity will need only to depreciate by less than the respective spread over the term of the securities in order to have a positive performance, a negative spread also means that the market currently expects the basket commodity to depreciate in value over the term of the Buffered Leveraged Securities.

▪
Not equivalent to investing in the basket commodities or the commodities underlying the commodity index.  Investing in the Buffered Leveraged Securities is not equivalent to investing in the basket commodities or the futures contracts that comprise the commodity index.

▪
Changes in the price of one or more of the basket commodities may offset each other.  Price movements in the basket commodities may not correlate with each other.  At a time when the price of one basket commodity increases, the price of the other basket commodities may not increase as much, or may even decline in price.  Therefore, in calculating the basket percent increase or the basket performance factor on the valuation date, increases in the final price of one basket commodity may be moderated, or wholly offset, by lesser increases or declines in the final price of other basket commodities.  Furthermore, the basket is not equally weighted among the basket commodities. Significant decreases in the price of a more heavily weighted basket commodity could moderate or wholly offset increases in the prices of the less heavily weighted basket commodities.

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Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

▪
U.S. federal income tax consequences of an investment in the Buffered Leveraged Securities are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax Considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of investing in the Buffered Leveraged Securities.  If the IRS were successful in asserting an alternative characterization or treatment for the Buffered Leveraged Securities, the timing and character of income on the Buffered Leveraged Securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one possible characterization, U.S. Holders could be required to accrue original issue discount on the Buffered Leveraged Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Leveraged Securities as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Leveraged Securities, and the IRS or a court may not agree with the tax treatment described in this document and the accompanying pricing supplement.  On December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Leveraged Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Leveraged Securities, possibly with retroactive effect.  Both U.S. and non-U.S. investors considering an investment in the Buffered Leveraged Securities should consult their tax advisers regarding the U.S. federal income tax consequences of and investment in the Buffered Leveraged Securities, including possible alternative treatments and the issues presented by this notice.

Commodity Specific Risk Factors

▪
Prices for the basket commodities may change unpredictably and affect the value of the Buffered Leveraged Securities in unforeseeable ways.  Investments, such as the Buffered Leveraged Securities, linked to the prices of commodities are considered speculative and the prices for the basket commodities or the contracts underlying the commodity index may fluctuate significantly over short periods due to a variety of factors, including changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, wars and acts of terror, changes in interest and exchange rates, trading activities in commodities and related contracts, pestilence, technological change, weather, and agricultural, trade, fiscal, monetary and exchange control policies.  The price volatility of each basket commodity also affects the value of the futures and forward contracts related to that basket commodity and therefore its price at any such time.  In addition, the prices of those basket commodities that are physical commodities are volatile and affected by numerous factors as set forth in “Risk Factors— Specific commodities prices are volatile and are affected by numerous factors specific to each market” in the accompanying preliminary pricing supplement describing this offering.  These factors may affect the prices for the basket commodities and the value of your Buffered Leveraged Securities in varying ways and may cause the prices of the basket commodities to move in inconsistent directions and at inconsistent rates.

▪
Suspension or disruptions of market trading in the basket commodities may adversely affect the value of the Buffered Leveraged Securities. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  These circumstances could adversely affect the values of the basket commodities and, therefore, the value of the Buffered Leveraged Securities.

▪
Adjustments to the commodity index could adversely affect the value of the Buffered Leveraged Securities.  Dow Jones & Company, Inc., or Dow Jones, in conjunction with AIG Financial Products Corp., or AIG-FP, is responsible for calculating, maintaining and publishing the commodity index.  Dow Jones and AIG-FP can add, delete or substitute the contracts underlying the commodity index or make other methodological changes that could change the official settlement price of the commodity index.  Dow Jones and AIG-FP may discontinue or suspend calculation or dissemination of the commodity index.  Any of these actions could adversely affect the value of the Buffered Leveraged Securities.

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Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

The publisher of the commodity index may discontinue or suspend calculation or publication of the commodity index at any time.  In these circumstances, MSCG, as the calculation agent, will have the sole discretion to determine a substitute or successor index that is comparable to the discontinued commodity index.  In such circumstances, MSCG could have an economic interest that is different than that of investors in the Buffered Leveraged Securities insofar as, for example, MSCG is not precluded from considering substitute indices that are calculated and published by MSCG. or any of its affiliates and, in the case of the successor index, MSCG will calculate the values of the successor index as described under “Description of Buffered Leveraged Securities—Discontinuance of the Commodity Index; Alteration of Method of Calculation” in the accompanying preliminary pricing supplement.

  Secondary Market Specific Risk Factors

▪
The Buffered Leveraged Securities will not be listed.  The Buffered Leveraged Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Leveraged Securities.  Currently, MS & Co. intends to act as a market maker for the Buffered Leveraged Securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the Buffered Leveraged Securities easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered Leveraged Securities, the price at which you may be able to trade your Buffered Leveraged Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the Buffered Leveraged Securities.

▪
Market price of the Buffered Leveraged Securities may be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will also influence the value of the Buffered Leveraged Securities in the secondary market and the price at which Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., may be willing to purchase or sell the Buffered Leveraged Securities in the secondary market, including: (i) the price of each of the basket commodities at any time and, in particular, on the averaging dates, (ii) the market prices of the basket commodities and futures contracts on such basket commodities, and of the commodities and the commodity contracts underlying the commodity index and the volatility of such prices, (iii) trends of supply and demand for the commodities underlying the commodity index and for the other basket commodities at any time,, (iv) interest and yield rates in the market, (v) geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the commodities underlying the commodity index and the other basket commodities or commodities markets generally and which may affect the final prices of the basket commodities, (vi) the time remaining until the Buffered Leveraged Securities mature, and (vii) our creditworthiness.  Some or all of these factors will influence the price that you will receive if you sell your Buffered Leveraged Securities prior to maturity.  For example, you may have to sell your Buffered Leveraged Securities at a substantial discount from the stated principal amount if the prices of the basket commodities, taking into account basket weighting, are in the aggregate below their strike prices at the time of sale or if market interest rates rise.  You cannot predict the future performance of any of the basket commodities based on their historical performance or whether the final prices any of the basket commodities will be greater than their respective strike prices.  The basket performance factor may be less than 85% so that you will receive at maturity an amount that is less than or equal to the $1,000 stated principal amount of each Buffered Leveraged Security, and will be an amount proportionate to the decrease in the value of the basket below 85% as expressed by the basket performance factor.  In addition, there can be no assurance that the basket commodities, as weighted in the basket, will outperform current market expectations so that you will receive at maturity an amount in excess of the stated principal amount of the Buffered Leveraged Securities.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the Buffered Leveraged Securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Buffered Leveraged Securities, as well as the projected profit included in the cost of hedging our obligations under the Buffered Leveraged Securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Hedging and trading activity by the agent and its affiliates could potentially affect the value of the Buffered Leveraged Securities.  MS & Co. and other affiliates of ours will carry out hedging activities related to the Buffered Leveraged Securities (and to other instruments linked to the basket commodities), including trading in futures and options contracts on the basket commodities, as well as in other instruments related to the basket commodities.  MS & Co. and some of our other subsidiaries also trade the basket commodities, the commodities underlying the commodity index and other financial instruments related to the basket commodities on a regular basis as part of their general broker-dealer, commodity trading, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the day we price the Buffered Leveraged Securities for initial sale to the public could potentially increase the strike values for the basket commodities and, as a result, could

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Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

increase the levels at which the basket commodities must close on the valuation date before you receive a payment at maturity that exceeds the stated principal amount on the Buffered Leveraged Securities. Additionally, such hedging or trading activities during the term of the Buffered Leveraged Securities could potentially affect the prices of the basket commodities, including the prices on the valuation date, and, accordingly, the amount of cash you will receive upon a sale of the Buffered Leveraged Securities or at maturity.

Other Risks

▪
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.  The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the Buffered Leveraged Securities.  As calculation agent, MCSG will determine the initial and final price of each basket commodity, the percent increase of each basket commodity and the basket percent increase, the performance factor of each basket commodity and the basket performance factor and will calculate the amount of cash, if any, you will receive at maturity.  Determinations made by MCSG in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or calculation of any closing value of a basket commodity in the event of a market disruption event, may affect the payout to you at maturity.  See the accompanying pricing supplement.  The original issue price of the Buffered Leveraged Securities includes the agent’s commissions and certain costs of hedging our obligations under the Buffered Leveraged Securities.  The subsidiaries through which we hedge our obligations under the Buffered Leveraged Securities expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

▪
Issuer’s credit ratings may affect the market value.  Investors are subject to the credit risk of the issuer.  Any decline in the issuer’s credit ratings may affect the market value of the Buffered Leveraged Securities.

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Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Information About the Basket

Historical Information
The following graphs present historical information for each of the basket commodities from January 1, 1998 to March 10, 2008 and the performance of the basket as a whole, assuming it is weighted as set out above, for the same period.  We obtained the information in the graphs from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable strike prices and final prices of the basket commodities.

While the historical information shows the performance of the basket commodities for the past 10 years, the payment at maturity on will be based on the weighted sum of changes in the final price of each basket commodity from its strike price.  The strike price for a basket commodity will be the basket commodity price for that basket commodity on the pricing date modified by the applicable spread, and will therefore be different from the current price of the basket commodity.

You cannot predict the future performance of the basket commodities or of the basket as a whole, whether increases in the price of any of the basket commodities will be offset by decreases in the price of other basket commodities or whether the basket commodities as a whole will increase sufficiently beyond their respective strike prices such that you will receive more than the $1,000 stated principal amount per Buffered Leveraged Security based on the historical performance of the unadjusted commodity prices.

We cannot give you any assurance that the basket percent increase at maturity will be greater than zero so that you will receive a payment in excess of the stated principal amount of the Buffered Leveraged Securities.  Because your return is linked to the weighted sum of the changes of the final prices of the basket commodities from their respective strike prices, there is no guaranteed return of all of your principal.

Historical Basket Performance January 1, 1998 to March 10, 2008	Historical Natural Gas Performance Daily Settlement Prices January 1, 1998 to March 10, 2008

Historical Commodity Index Performance Daily Settlement Prices January 1, 1998 to March 10, 2008	Historical Aluminum Performance Daily Cash Offer Prices January 1, 1998 to March 10, 2008

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Buffered Leveraged Securities due March , 2013
Based on the Performance of a Basket Composed of the Dow Jones–AIG Commodity Index and Six Commodities

Historical Soybeans Performance Daily Settlement Prices January 1, 1998 to March 10, 2008	Historical Gold Performance Daily Afternoon Fixing Prices January 1, 1998 to March 10, 2008

Historical Cotton Performance Daily Settlement Prices January 1, 1998 to March 10, 2008	Historical Sugar Performance Daily Settlement Prices January 1, 1998 to March 10, 2008

March 2008	Page 18